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                                                                    Exhibit 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

American Technology Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-09265, File No. 333-09269, File No. 333-23845 and File No. 333-59929) and Forms S-3 (File No. 333-27455, File No.
333-36003, File No. 333-71351 and File No. 333-36000) of our report dated November 16, 2001 relating to the financial statements of American Technology Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.


                              /s/ BDO SEIDMAN, LLP
                              ---------------------
                                  BDO Seidman, LLP

Denver, Colorado
December 27, 2001